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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                     FORM 8-K


    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event) June 28, 1999

                           FIRST COLONIAL VENTURES, LTD.

             (Exact name of registrant as specified in its charter)

             UTAH                   BDC 814-178              87-0421903
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)        Identification Number)

         6033 West Century Boulevard, Suite 280, Los Angeles, CA 90045
           (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code (310) 642-0200

         6151 West Century Boulevard, Suite 1018, Los Angeles, CA  90045
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS:

     The Company has filed an election with the Securities and Exchange Commission under the Investment Company Act of 1940 to withdraw its election to be treated as a business development company. The Company has changed the nature of its business so as to cease to be a business development company. The Company will now be involved in the communications industry.

     In keeping with the Company's new business, the Company's shareholders at a special meeting held on June 28, 1999. The effective date of the name change and the change of legal domicile was July 30, 1999.

     The Company's common stock continues to be quoted on the OTC Bulletin under the new trading symbol NCVM, effective August 11, 1999.

                                             FIRST COLONIAL VENTURES, LTD.
                                             -------------------------------
                                                      (REGISTRANT)


                                             BY: /s/
                                                 ---------------------------
                                                 Murray W. Goldenberg
                                                 Chairman